EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in Registration Statement No. 333-102796 of Georgian Bancorporation, Inc. on Form S-8 of our report dated January 30, 2003 that is contained in this Annual Report on Form 10-KSB of Georgian Bancorporation, Inc. for the year ended December 31, 2003 and to all references to our firm and to such opinion as are contained therein.



/s/ Mauldin & Jenkins, LLC
Atlanta, Georgia
March 29, 2004


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